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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Shareholders of
Amkor Technology, Inc.



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-39642, 333-68032, and 333-81334), Form S-4
(File No. 333-106932) and Form S-8 (File Nos. 333-62891, 333-63430, 333-76254,
333-86161, 333-100814 and 333-104601) of Amkor Technology, Inc. of our report dated January 17, 2003, except for Note 21, which is as of January 27, 2003, and Notes 2, 13 and 15, which are as of October 6, 2003, relating to the consolidated financial statements and financial statement schedules of Anam Semiconductor, Inc. and its subsidiary, which appears in Current Report on Form 8-K/A of Amkor Technology, Inc., dated October 17, 2003. We also consent to the references to our firm under the caption "Experts" in these Registration Statements.



/s/ SAMIL ACCOUNTING CORPORATION


Seoul, Korea


October 17, 2003